眉山市工商行政管理局
企业档案查询专用章
2017 年 1 月 25 日
5138005004459

四川伟易达科技有限公司章程
Articles of Incorporation of Sichuan Wetouch Technology Co. Ltd

第一章 总则
CHAPTER I GENERAL PROVISIONS

第一条 公司宗旨：通过有限责任公司组织形式，由股东一人出资筹集资本金， 建立新的经营机制，为振兴经济作出贡献。依照《中华人民共和国公司法》和《中华人民共和国公司登记管理条例》的规定，制定本公司章程。

Article 1: Purpose. The purpose of company is to raise capital by a single shareholder through the organizational form of a limited liability company, to establish a new operating mechanism and to contribute to the revitalization of the economy. In accordance with the provisions of *the Company Law of The People's Republic of China and the Regulations of The People's Republic of China on the Administration of Company Registration*, the Articles of Incorporation of the company are formulated.

第二条 公司名称：四川伟易达科技有限公司。（以下简称公司）。

Article 2: Company name: Sichuan Wetouch Technology Co., Ltd. (the "Company").

第三条 公司住所：天府新区仁寿视高经济开发区

Article 3. Company address: Renshou Shigao Economic Development Zone, Tianfu New District.

第四条 本公司由1个股东出资设立，股东以认缴出资额为限对公司的承担责任；公司以其全部资产对公司的债务承担责任。公司享有由股东投资 形成的全部法人财产权，并依法享有民事权利，承担民事责任， 具有企业法人资格。

Article 4: The Company is established by one shareholder's capital contribution, and the shareholder is responsible for the Company's liabilities up to the amount of the capital contribution; the Company is responsible for the Company's debts with all its assets. The Company enjoys all the legal person's property rights formed by the shareholders' investment, and enjoys civil rights and assumes civil liability in accordance with the law, and is qualified as an enterprise legal person.

第五条 经营范围：电子计算机及外部设备的研发、生产、销售；进出口贸易（以上项目不含前置审批或许可项目）

Article 5: Scope of business: Research & development, production and sales of computers and external equipment; Import and export trade (The above items do not include pre-approval or licensing items)

第六条：公司营业执照签发日期为本公司成立日期。营业期限：不约定

Article 6: The date of issue of the company's business license is the date of establishment of the company. Operating period: unscheduled.

第二章 注册资本
Chapter II Registered Capital

第七条：公司投资总额 1. 5 亿元人民币，公司注册资本为 8000 万元人民币。

Article 7: The total investment of the company is 150 million yuan, and the registered capital of the company is 80 million yuan.

第八条：股东名称、出资额、出资方式、出资时间一览表。

Article 8: List of shareholder name, capital contribution, capital contribution method and time of capital contribution.

股东姓名（名称）	出资额	出资方式	认缴时间
香港伟易达电子科技有限公司	8000	货币	2016.06.16

四川省商务厅外商投资企业合同章程审批专用章

Shareholder Name	Capital Contribution	Contribution Method	Contribution Time
Hong Kong Wetouch Electronic Technology Limited	80 million RMB	Monetary	06/16/2016

第九条：公司登记注册后，应向股东签发出资证明书。出资证明书应载明公司 名称、公司成立日期、公司注册资本、股东的姓名或者名称、缴纳的出资 额和出资日期、出资证明书的编号和核发日期。出资证明书由公司盖章。 出资证明书一式两份，股东和公司各持一份。出资证明书遗失，应立即向公司申报注销， 经公司法定代表人审核后予以补发。

Article 9: After registration, a company shall issue a capital contribution certificate to the shareholders. The capital contribution certificate shall state the name of the company, the date of establishment of the company, the registered capital of the company, the name of the shareholders, the amount of capital contributed and the date of capital contribution paid, the number of the capital contribution certificate and the date of issuance. The capital contribution certificate shall be sealed by the company. Capital contribution certificate are in duplicate, shareholders and the company each keeps one copy. If the capital contribution certificate is lost, it shall be immediately declared to the company for cancellation and issued after reviewed by the legal representative of the company.

公司应设置股东名册，记载股东的姓名、住所、出资额及出资证明书编号等内容。

Article 10: The company shall maintain a register of shareholders containing the names, domiciles, capital contributions and certificate of capital contribution numbers of the

shareholders.

第三章 公司的机构及高级管理人员的资格和义务

Chapter III Qualifications and Obligations of Senior Managers and Company Structure

第十一条 为保证公司生产经营活动的顺利、正常开展，公司设执行董事和监事，负责全公司生产经营的策划和组织领导、协调、监督等工作。

Article 11: In order to ensure the smooth and normal development of the company's production and operation activities, the company shall have executive directors and supervisors, who shall be responsible for the planning, company organization, leadership team, coordination and supervision of the whole company.

第十二条 本公司设经理、业务部、财务部等具体办理机构，分别负责处理公司在开展生产经营活动中的各项日常具体事务

Article 12: The Company shall have manager, business department, finance department and other specific departments, responsible for dealing with the daily specific affairs of each department in the company's production and operation activities separately.

第十三条 执行董事、监事、经理应遵守公司章程、《中华人民共和国公司法》和国家其他有关法规的规定。

Article 13: The executive director, supervisor and manager shall abide by the Articles of Incorporation, the Company Law of the People's Republic of China and other relevant national laws and regulations.

第十四条 公司研究决定有关职工工资、福利、安全生产以及劳动保护、劳动保险等涉及职工切身利益的问题，应当事先听取公司工会和职工的意见，并邀请工会或者职工代表列席有关会议。

Article 14: The company shall listen to the opinions of the trade union and employees before deciding on issues related to employees' wages, welfare, production safety, labor protection, labor insurance and other issues involving the immediate interests of employees, and invite the union or employee representatives to attend relevant meetings.

第十五条 公司研究决定生产经营的重大问题、制定重要的规章制度时，应当听取公司工会和职工的意见和建议。

Article 15: A company shall listen to the opinions and suggestions of its unions and workers when studying and deciding on major issues of production and operation and formulating important rules and regulations.

第十六条 有下列情形之一的人员，不得担任公司执行董事、监事、经理：

Article 16: A person who has one of the following circumstances may not act as executive director, supervisor or manager:

（一）无民事行为能力或者限制民事行为能力者；

(1) Persons who have no capacity for civil conduct or who have limited capacity for civil conduct;

（二）因犯有贪污、贿赂、侵占财产、挪用财产罪或者破坏社会经济秩序罪；被判处刑罚，执行期未满逾五年，或者因犯罪被剥夺政治权利。执行期满未逾五年者；

(2) Persons who have convicted of embezzlement, bribery, embezzlement of property, misappropriation of property or disruption of the social and economic order; has been sentenced to a term of imprisonment that has not exceeded five years or who has been deprived of his political rights for a crime that has not exceeded five years.

（三）担任因经营不善破产清算公司的执行董事或者厂长、经理,并对该公司破产负有个人责任的，自该公司破产清算完结之日起未逾三年者；

(3) Persons who have act as the executive director, factory director or manager of a company that has been liquidated due to insolvency and is personally responsible for the insolvency of the company, not more than three years have elapsed since the date of the liquidation of the company;

（四）担任因违法被吊销营业执照的公司的法定代表人,并负有个人责任的，自该公司被号销营业执照之日未逾三年者；

(4) Persons who act as the legal representative of the company whose business license has been revoked for violation of the law and bears personal responsibility, and has been less than three years since the date of the company's business license has been revoked.

（五）个人所负数额较大的债务到期未清者

(5) Individuals with significant amounts of debt outstanding at maturity.

（六）公司违反前款规定选举、委派执行董事、监事或者聘任经理的，该选举、委派成者聘任无效。

(6) If the company elects or appoints the executive director, supervisor or the manager in violation of the provisions of the preceding paragraph, such election or appointment shall be invalid.

第十七条 国家公务员不得兼任董事、监事、经理。

Article 17: The government civil servants may not act concurrently as a company's director, supervisor or manager.

第十八条 执行董事、监事、经理应当遵守公司章程，忠实履行职责，维护公司利 益，不得利用在公司的地位和职权为自己谋取私利。执行董事、监事、经理不得利用职权收受贿赂或者其他非法收入,不得侵占公司的财产

Article 18: The executive director, supervisor and manager shall abide by the Articles of Incorporation of the company, faithfully perform their duties, safeguard the interests of the company and shall not seek personal gains by taking advantage of their position and authority in the company. The executive director, supervisor and manager shall not take advantage of their powers to receive bribe-taking or other illegal income, and shall not misappropriate the property of the company.

第十九条 执行董事、经理不得挪用公司资金或者将公司资金借给任何与公司业务无关也单位和个人。执行董事、 经理不得将公司的资金以其个人名义或者以其他个人名义开立帐户存储,亦不得将公司的资金以个人名义向外单位投资。

Article 19: The Executive Director and Manager shall not misappropriate the Company's funds or lend the Company's funds to any entity or individual not related to the Company's business. The executive director or manager shall not open and store the company's funds in his own name or in the name of other individuals, nor shall he invest the company's funds in his own name in any external entity.

执行董事、经理不得以公司资产为本公司的股东或者其他个人债务提供担保。

Executive directors and managers are not allowed to use the company's assets to guarantee the debts of shareholders or other individuals of the company.

第二十条执行董事、经理不得自营或者为他人经营与其所任职公司经营相同或相近的项目，或者从事损害本公司利益的活动，从事上述营业或者活动的，所得收入应当归公司所有。

Article 20: The executive director and the manager shall not operate for themselves or for others the same or similar projects as the company they serve, or engage in activities detrimental to the interests of the Company. If the executive director or the manager engages in such business or activities, the income derived therefrom shall belong to the company.

第四章 公司的机构及其产生办法、职权、议事规则
Chapter IV The Company Structure and the Rules

第二十一条本公司不设股东会和董事会，只设执行董事一名。
Article 21: The Company does not have a shareholders' meeting or a board of directors, except for an executive director.

第二十二条执行董事为本公司法定代表人。
Article 22: The executive director shall be the legal representative of the company.

第二十三条执行董事对公司负责，行使以下职权：
Article 23: The executive Director shall be responsible to the company and exercise the following functions and powers:

一、拟定公司的经营计划和投资方案；
Ⅰ. Draw up the company's business plan and investment plan;

二、拟定公司年度财务预、决算，利润分配、弥补亏损方案；
Ⅱ. Draw up the company's annual financial advance, final accounts, profit distribution, to make up for losses;

三、拟定公司增加和减少注册资本、分立、变更公司形式，解散、设立分公司等方案；
Ⅲ. Draw up plans to increase and decrease the registered capital of the company, separation, change the form of the company, dissolution, establishment of branches, etc;

四、决定公司内部管理机构的设置和公司经理人选及报酬事项；
Ⅳ. Determine the establishment of the company's internal management agencies and the company's manager candidates and compensation matters;

五、根据经理的提名，聘任或者解聘公司副经理、财务负责入，决定其报酬事项：
Ⅴ. Appoint or dismiss the Deputy Manager and Financial Officer of the Company and deciding on matters of their remuneration upon the nomination of the Manager:

六、制定公司的基本管理制度。
Ⅵ. Formulate the basic management system of the company.

第二十四条 执行董事任期为三年，可以连选连任。
Article 24: The term of office of an executive director is three years and can be re-elected.

第二十五条 公司可设经理一名，由执行董事聘任或解聘。经理对公司负责，行使以下职权：
Article 25: The company may have a manager appointed or dismissed by the executive director. The manager is responsible to the company and exercises the following functions and powers:

一、主持公司的生产经营管理工作，组织实施股东会决议组织实施公司年度经营计划和投资方案；
Ⅰ. To take charge of the management of the company's production and operation; to organize the implementation of resolutions of the shareholders' meeting; to organize the implementation of the company's annual business plan and investment plan

二、拟定公司内部管理机构设置的方案；
Ⅱ . To draw up plans for the establishment of the company's internal management structure;

三、拟定公司的基本管理制度；
Ⅲ. To draw up the basic management system of the company;

四、制定公司的具体规章
Ⅳ. Formulate specific rules and regulations of the company;

五、向执行董事提名聘任或者解聘公司副经理、财务负责人人选；
Ⅴ. To nominate and appoint or dismiss the deputy manager and the person in charge of finance of the company to the executive director;

六、聘任或者解聘除应由执行董事聘任或者解聘以外的管理部门负责人。
Ⅵ. To appoint or dismiss managemenst other than those who should be appointed or dismissed by executive directors.

第二十六条 公司不设监事会.只设监事 1 名，由职工代表选举产生，监事任期为每届三年，届满可连选连任；本公司的执行董事、经理、财务负责人不得兼任监事。
Article 26: The Company does not have a supervisory board. There is only one supervisor, who is elected by the employee representatives, and the term of the supervisor is three years, and he/she can be re-elected when the term expires. The executive director, manager and financial manager of the Company shall not also serve as a supervisor.

监事的职权：
Obligations of the Supervisor:

（一）检查公司财务；
（Ⅰ）Check company finances;

（二）对执行董事、高级管理人员执行公司职务的行为进行监督，对违反法律、行政法规、公司章程或者股东会决议的执行董事、高级管理入员提出罢免的建议；
（Ⅱ）Supervise the conduct of executive directors and senior management personnel in the performance of their duties in the Company, and propose the dismissal of executive directors and senior management personnel who violate laws, administrative regulations, the Articles of Incorporation or resolutions of shareholders' meetings.;

（三）当执行董事和经理的行为损害公司的利益时，要求执行董事和经理予以纠在执行董事不履行本法规定的召集和主持股东会会议职责时召集和主持股东会会议；
（Ⅲ）Require executive directors and managers to rectify the acts of executive directors and managers when such acts are detrimental to the interests of the company, and to convene and preside over meetings of shareholders when the executive directors fail to perform their duties of convening and presiding over meetings of shareholders as provided for in this Act;

（四）依照《公司法》第一百五十二条的规定，对执行董事、高级管理人员提起诉讼；
（Ⅳ）To institute legal proceedings against the executive director and senior management personnel in accordance with Article 152 of the Company Law;

（五）公司章程规定的其他职权。
（V）Other functions and powers stipulated in the Articles of Incorporation.

第五章 财务、会计
Chapter 5 Finance and accounting

第二十七条 公司依照法律、行政法规和国家财政行政主管部门的规定建立本公司的财务、会计制度。
Article 27: The company shall establish its own financial and accounting systems in accordance with laws, administrative regulations and the provisions of the competent department of government financial administration.

第二十八条 公司在每一会计制度终了时制作财务会计报表，按国家和有关部门的规定进行审计,报送财政、税务、工商行政管理等部门,并送交各股东审查。
Article 28: At the end of each accounting system, the company shall prepare financial statements, conduct auditing in accordance with the provisions of the state and relevant departments, and submit them to the departments of finance, taxation, industrial and commercial administration and submit them to the shareholders for review.

财务、会计报告包括下列会计报表及附属明细表：资产负债表；（二）损益表；（三） 财务状况变动表；（四）财务情况；（五）说明书；（六）利润分配表。
Financial reports shall include the following financial statements and subsidiary statements: (1) Balance sheet; (2) Income statement; (3) statement of changes in financial position; (4) Financial situation; (5) Instructions; (6) Statement of profit distribution.

第二十九条 公司分配每年税后利润时，提取利润的百分之十列入法定公积金，公司法定公积金累计额超过公司注册资本百分之五十时可不再提取。
Article 29: When the company distributes its annual after-tax profits, 10% of the profits shall be included in the statutory common reserve fund, and the accumulated amount of the common reserve fund determined by the public justice shall not be withdrawn when it exceeds 50% of the company's registered capital.

公司的公积金用于弥补以前年度公司的亏损、扩大公司生产经营或者转为增加公司资本，但是，资本公积金不得用于弥补公司的亏损。
The capital reserve fund of the company shall be used to make up the company's losses in the previous year, expand the company's production and operation, or convert to increase the company's capital. However, the capital reserve fund shall not be used to make up the company's losses.

第三十条 公司弥补亏损和提取公积金后所余税后利润，按照股东出资比例进行分配。
Article 30: The company's profit after tax after making up losses and withdrawing provident fund will be distributed according to the proportion of shareholders' contribution.

第三十一条 法定公积金转为资本时，所留存的该项公积金不得少于转增前公司注册资本的百分之二十五。
Article 31: When the statutory reserve fund is converted into capital, the remaining reserve

fund shall not be less than 25% of the company's registered capital before the transfer.

公司除法定会计账册外，不得另立会计账册。会计账册、报表及各种凭证应按财政部有关规定装订成册归档，作为重要的档案资料妥善保管。

The company may not set up any other accounting books except those legally required. Accounting books, statements and vouchers shall be bound and filed in accordance with the relevant regulations of the Ministry of Finance and properly kept as important archives.

第六章 合并、分立和变更注册资本
Chapter VI Merger, Separation and Change of Registered Capital

第三十二条 公司合并、分立或者减少注册资本，由执行董事作出决议：按《公司法》的要求签订协议，清算资产、编制资产负债及财产清单，通知债权人并公告，依法办理有关手续。

Article 32: When the company merges, separates or reduces its registered capital, the executive director shall make a resolution. To sign an agreement in accordance with the requirements of the Company Law, to liquidate assets, to draw up a list of assets, liabilities and property, to notify creditors and to announce it, and to go through the relevant formalities in accordance with the law.

第三十三条公司合并、分立、减少注册资本时，应编制资产负债表及财产清单。 执汙董事自作出合并、分立决议之日起 10 内通知债权人并于 30 日内在报纸上公告。债 枳丿E 接到通知书之日起 30 日内，未接到通知书的自公告之日起 45 日内，有权要求公寻?菁偿债务或提供相应担保。公司分立前的馈极债务由分立后的公司承担连带责任。

Article 33: The company shall prepare a balance sheet and property list in case of merger, separation or reduction of registered capital. The executive director shall notify the creditors within 10 days from the date of making the resolution on merger and division and announce it in the newspaper within 30 days. The creditors shall have the right to demand the company to settle the debts or provide the corresponding guarantee within 30 days from the date of receiving the notice, or within 45 days from the date of announcement if they have not received the notice. The debts of the company before the separation are jointly and severally liable of the company after the separation.

第三十四条 公司合并或者分立，登记事项发生变更的，应当依法向公司登记机关办理变更登记；公司解散的，应当依法办理公司注销登记；设立新公司的，应当依法办理公司设立登记。

Article 34: When the company is merged or separated, which causes the registered items changed, the company shall register the change with the company registration authority according to law; In case of dissolution, the company shall cancel its registration according to law; Where a new company is to be established, the company shall go through the establishment registration formalities according to law.

公司增加或减少注册资本，应当依法向公司登记机关办理变更登记。

If a company increases or decreases its registered capital, it shall register the change with the company registration authority according to law.

第七章 破产、解散、终止和清算

Chapter VII Insolvency, Dissolution, Termination and Liquidation

第三十五条 公司因《公司法》第 181 条所列(1) (2) (4) (5)项规定而解散时，应当在解散事由出现之日起 15 日内成立清算组，开始清算。逾期不成立清算组进行清算的，债权人可以申请人民法院指定有关人员组成清算组进行清算。

Article 35: When a company is dissolved as a result of items (1) (2) (4) (5) listed in Article 181 of the Company Law, a liquidation group shall be formed within 15 days from the date on which the cause of dissolution arises to commence liquidation. If no liquidation group is set up within the time limit, the creditor may apply to the people's court for appointing relevant personnel to form a liquidation group.

公司清算组应当自成立之日起 10 日内通告债权人，并于 60 日内在报纸上公告。债权人应当自接到通知书之日起 30 日内，未接到通知书的自公告之日 45 日内，向清算组申报债权。

The liquidation team of the company shall notify creditors within 10 days from the date of its establishment and shall publish a notice in the newspaper within 60 days. Creditors shall file their claims with the liquidation group within 30 days from the date of receipt of the notice, or within 45 days from the date of publication if no notice has been received.

公司财产在分别支付清算费用、职工的工资、社会保险费用和法定补偿金，交纳所欠税款，清偿公司债务后的剩余资产，有限责任公司按照股东的出资比例分配，股份有限公司按照股东持有的股份比例分配。

The assets of the company remaining after the payment of liquidation costs, employees' wages, social insurance costs and statutory compensation, payment of taxes owed and settlement of the company's debts, respectively, are distributed in proportion to the shareholders' capital contributions if it is a limited liability company, and by the joint stock company in proportion to the shares held by the shareholders if it is a limited corporation.

公司清算结束后，公司应当依法向公司登记机关申请注销公司登记。

After liquidation, the company shall apply to the company registration authority for cancellation of the company registration according to law.

第八章 工会
Chapter VIII Union

第三十六条 公司按照国家有关法律和《中华人民共和国工会法》设工会。工会独立自主地开展工作，公司应支持工会的工作。公司劳动用工制度严格按照《劳动法》执行。

Article 36: The Company has established the union in accordance with the relevant laws of the State and the Union Law of the People's Republic of China. Union works independently, and the company shall support the work of the union. The company's labor system is implemented in strict accordance with the Labor Law.

第三十七条 公司章程的解释权属执行董事。

Article 37: The interpretation of the Articles of Incorporation belongs to the Executive Director.

第三十八条 公司章程经政府审批机关批准后生效。

Article 38: The Articles of Incorporation shall come into force upon approval by the governmental approval authorities.

第三十九条 经执行董事提议公司可以修改章程，公司章程修改后须由公司法定代表人签署并报公司登记机关备案。

Article 39: The company may amend the Articles of Incorporation upon the proposal of the executive directors, and the amended Articles of Incorporation shall be signed by the legal representative of the company and reported to the company registration authority for record.

第四十条 公司章程与国家法律、行政法规、国务院决定等有抵触，以国家法律、 行政法规、国务院决定等为准。

Article 40: If there is any conflict between the Articles of Incorporation and the State laws, administrative regulations or decisions of the State Council, the State laws, administrative regulations or decisions of the State Council shall prevail.

股东签章：

For and on behalf of
HONG KONG VTOUCH ELECTRONICS TECHNOLOGY LIMITED
香港偉易達電子科技有限公司

Authorized Signature(s)

July 19, 2016

2016 年 7 月 19 日